UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934 (Amendment No.   )

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UCBH HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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UCBH HOLDINGS, INC.
711 Van Ness Avenue
San Francisco, California 94102
(415) 928-0700

March 11, 2002

Dear Fellow Stockholders:

     You are cordially invited to attend the Annual Meeting (the “Meeting”) of Stockholders of UCBH Holdings, Inc. (the “Company”), which will be held on Thursday, April 25, 2002, at 10:00 a.m. Pacific time at the Holiday Inn, San Francisco Financial District, 750 Kearny Street, Coit Tower Rooms III and IV, San Francisco, California.

     At the Meeting, we will elect three directors, ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants and report on the performance of the Company. We, as well as representatives of PricewaterhouseCoopers LLP, will be present at the Meeting to respond to any questions you may have regarding the business to be transacted or the Company’s annual report. Attached is the Notice of the Meeting and the Proxy Statement describing the formal business to be transacted at the Meeting.

     The Board of Directors has determined that the matters to be considered at the Meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board unanimously recommends that you vote “FOR” the nominees as directors specified under Proposal 1 and “FOR” the ratification of independent accountants specified under Proposal 2.

     Whether or not you expect to attend, please sign and return the enclosed proxy card promptly. Your cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

     On behalf of the Board of Directors and all of the employees of the Company, we thank you for your continued interest and support.

Sincerely,

/s/ Thomas S. Wu

Thomas S. Wu
Chairman of the Board
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS
PROPOSAL 1. ELECTION OF DIRECTORS
PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
ADDITIONAL INFORMATION
APPENDIX A
REVOCABLE PROXY

UCBH HOLDINGS, INC.
711 Van Ness Avenue
San Francisco, California 94102
(415) 928-0700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on April 25, 2002

NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting (the “Meeting”) of Stockholders of UCBH Holdings, Inc. (the “Company”) will be held on April 25, 2002, at 10:00 a.m. Pacific time at the Holiday Inn, San Francisco Financial District, 750 Kearny Street, Coit Tower Rooms III and IV, San Francisco, California, for the following purposes:

1.	To elect three directors for three-year terms;

2.	To ratify the Board of Directors’ appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants; and

3.	Such other matters as may properly come before the Meeting.

Stockholders owning UCBH Holdings, Inc. shares at the close of business on February 28, 2002, are entitled to attend and vote at the Meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum, or to approve or ratify any of the foregoing proposals at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A complete list of stockholders entitled to vote at the Meeting will be available at the executive offices of UCBH Holdings, Inc., 711 Van Ness Avenue, San Francisco, California 94102, for a period of ten days prior to the Meeting and will also be available at the Meeting itself.

By Order of the Board of Directors,

/s/ Eileen Romero

Eileen Romero Corporate Secretary

San Francisco, California
March 11, 2002

UCBH HOLDINGS, INC.

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
APRIL 25, 2002

Solicitation and Voting of Proxies

     This Proxy Statement is being furnished to stockholders of UCBH Holdings, Inc. (the “Company”) in connection with the solicitation by the Board of Directors (“Board of Directors” or “Board”) of proxies to be used at the Annual Meeting of Stockholders (the “Meeting”), to be held on April 25, 2002 at 10:00 a.m. Pacific time at the Holiday Inn, San Francisco Financial District, 750 Kearny Street, Coit Tower Rooms III and IV, San Francisco, California, and at any adjournments thereof. The 2001 Annual Report to Stockholders, including consolidated financial statements for the year ended December 31, 2001 accompanies this Proxy Statement, which is first being mailed to recordholders on or about March 11, 2002.

     Regardless of the number of shares of Common Stock owned, it is important that recordholders of a majority of the shares be represented by proxy or present in person at the Meeting. Stockholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, signed proxy cards will be voted “FOR” the election of the nominees for directors named in this proxy statement and “FOR” ratification of PricewaterhouseCoopers LLP as independent accountants of the Company for the year ending 2002.

     Other than the matters set forth on the attached Notice of the 2002 Annual Meeting of Stockholders, the Board of Directors knows of no additional matters that will be presented for consideration at the Meeting. Execution of a proxy, however, confers on the designated proxy holders’ discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Meeting and at any adjournments thereof, including whether or not to adjourn the Meeting.

     You may revoke your proxy at any time prior to its exercise by filing a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from the recordholder to vote personally at the Meeting.

     The cost of solicitation of proxies on behalf of management will be borne by the Company. In addition to the solicitation of proxies by mail, Mellon Investor Services, a proxy solicitation firm,

will assist the Company in soliciting proxies for the Meeting and will be paid a fee of $5,500, plus out-of-pocket expenses. Proxies may also be solicited personally or by telephone by directors, officers and other employees of the Company and its subsidiary, United Commercial Bank (the “Bank”), without additional compensation therefor. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

Voting Securities

     The securities which may be voted at the Meeting consist of shares of common stock of the Company (“Common Stock”), with each share entitling its owner to one vote on all matters to be voted on at the Meeting, except as described below. There is no cumulative voting for the election of directors.

     The close of business on February 28, 2002 has been fixed by the Board of Directors as the record date (the “Record Date”) for the determination of stockholders of record entitled to notice of and to vote at the Meeting and at any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 19,470,743 shares.

     As provided in the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), recordholders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the “Limit”) are not entitled to any vote in respect of the shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as, by persons acting in concert with, such person or entity. The Company’s Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit to supply information to the Company to enable the Board of Directors to implement and apply the Limit.

     The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares in excess of the Limit pursuant to the Company’s Certificate of Incorporation) is necessary to constitute a quorum at the Meeting. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Meeting, the Meeting may be adjourned in order to permit the further solicitation of proxies.

     As for the election of Directors set forth in Proposal 1, the proxy card being provided by the Board of Directors enables a stockholder to vote “FOR” the election of the nominees proposed by the Board of Directors, or to “WITHHOLD” authority to vote for one or more of the nominees being proposed. Under Delaware law and the Company’s bylaws, the election of a director requires a plurality of the votes cast, without regard to either (i) broker non-votes, or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld. Plurality of the votes means that the three nominees receiving the highest number of yes (“FOR”) votes will be elected as directors.

     As to the ratification of the appointment of PricewaterhouseCoopers LLP as the Independent Accountants of the Company as set forth in Proposal 2 and all other matters that may properly come before the Meeting, by checking the appropriate box, a stockholder may: (i) vote “FOR” the proposal, (ii) vote “AGAINST” the proposal, or (iii) “ABSTAIN” from voting on such proposal.

     Under Delaware law and the Company’s bylaws, the affirmative vote of a majority of the votes cast at the Meeting, in person or by proxy, and entitled to vote is required to constitute stockholder approval and ratification of Proposal 2. Accordingly, shares as to which the “ABSTAIN” box has been selected on the proxy card for such proposals will not be counted as votes cast for purposes of Delaware law and the Company’s bylaws. Shares underlying broker non-votes will not be counted as present and entitled to vote or as votes cast and will have no effect on such proposals.

     Proxies solicited hereby will be returned to the Company’s transfer agent, Mellon Investor Services, and will be tabulated by inspector(s) of election designated by the Board of Directors, who will not be employed by, or be a director of, the Company or any of its affiliates. After the final adjournment of the Meeting, the proxies will be returned to the Company for safekeeping.

Security Ownership of Certain Beneficial Owners

     The following table sets forth information as to those persons believed by the Company to be beneficial owners of more than 5% of the Company’s outstanding shares of Common Stock on the Record Date, as disclosed in certain reports received to date regarding such ownership filed by such persons with the Company and with the Securities and Exchange Commission (“SEC”), in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Other than those persons listed, the Company is not aware of any person, as such term is defined in the Exchange Act, that owns more than 5% of the Company’s Common Stock as of the Record Date.

		Amount and Nature
	Name and Address of	of Beneficial
Title of Class	Beneficial Owner	Ownership	Percent of Class

Common Stock	T. Rowe Price Associates P.O. Box 17218 Baltimore, Maryland 21297-1218	1,464,800 (1)	7.5%

Common Stock	Westfield Capital Management Co., Inc. One Financial Center Boston, MA 02111	1,198,598 (2)	6.19%

(1)	Based on information contained in a Schedule 13G filed with the SEC on February 14, 2002.

(2)	Based on information contained in a Schedule 13G filed with the SEC on January 16, 2002.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL 1.
ELECTION OF DIRECTORS

     The Board of Directors of the Company consists of nine (9) directors and is divided into three classes (the Board of Directors recently increased the number of directors from seven to nine by resolution). Each of the members of the Board of Directors of the Company also serves as a Director of United Commercial Bank, which is a wholly-owned subsidiary of the Company. Directors are elected for staggered terms of three years each, with the term of office of one of the three classes of Directors expiring each year. Directors serve until their successors are elected and qualified.

     The three nominees proposed for election at this Meeting are Li-Lin Ko, Ronald S. McMeekin and Joseph S. Wu. Ms. Ko and Messrs. McMeekin and J. Wu are nominated for terms to expire at the annual meeting to be held in 2005. No person being nominated as a Director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

     In the event that any such nominee is unable to serve, or declines to serve for any reason, it is intended that the proxies will be voted for the election of such other person as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. The proxies cannot be voted for a greater number of persons than the number of nominees named. Unless authority to vote for the nominee is withheld, it is intended that the shares represented by the enclosed proxy card, if executed and returned, will be voted “FOR” the election of the nominees proposed by the Board of Directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE ELECTION OF LI-LIN KO, RONALD S. MCMEEKIN AND JOSEPH S. WU AS DIRECTORS OF UCBH HOLDINGS, INC.

Information with Respect to the Nominees, Continuing Directors and Certain Executive Officers of the Company

     The following table sets forth, as of the Record Date, the names of the nominees, continuing Directors and Named Executive Officers of the Company, as defined below: their ages; their position with the Company; certain directorships held by each; the year in which each became a Director and the year in which their terms (or in the case of the nominees, their proposed terms) as Director of the Company expire. The table also sets forth the amount of Common Stock and the percent thereof beneficially owned by each Director and named executive officer and all Directors and executive officers as a group as of the Record Date.

					Shares of Common	Right to Acquire
			Director	Term to	Stock Beneficially	Shares of Common
Nominees for Directors	Title (1)	Age	Since (2)	Expire	Owned (3)	Stock (4)	Percent of Class (5)

Li-Lin Ko (6,7,8,9)	Director	52	2000	2005	1,000	16,000	*
Ronald S. McMeekin (6,7,8,9)	Director	68	1998	2005		14,000	*
Joseph S. Wu (6,7,8,9)	Director	37	2000	2005		6,667	*

					Shares of Common	Right to Acquire
			Director	Term to	Stock Beneficially	Shares of Common
Continuing Directors	Title (1)	Age	Since (2)	Expire	Owned (3)	Stock (4)	Percent of Class (5)

Jonathan H. Downing (6)	Executive Vice President, Chief Financial Officer, Treasurer and Director	50	1993	2003	47,373	120,000	*
Godwin Wong (6,7,8,9)	Director	52	1998	2004	40,000	24,000	*
Thomas S. Wu (6)	Chairman of the Board of Directors, President and Chief Executive Officer	43	1998	2004	71,546	333,334	2.08%

Named Executive			Shares of Common	Right to Acquire
Officers Who Are Not			Stock Beneficially	Shares of Common
Directors	Title (1)	Age	Owned (3)	Stock (4)	Percent of Class (5)

Louis E. Barbarelli	Senior Vice President and Chief Information Officer	59	6,666	53,338	*
Sylvia Loh	Senior Vice President and Director of Commercial Banking	46	12,122	145,000	*
William T. Goldrick	Senior Vice President and Chief Credit Officer	70	6,666	23,337	*
All Directors and Executive Officers as a Group (13 persons)			199,175	829,676	5.28%

(continued from previous page)

*	Does not exceed 1.0% of the Company’s voting securities.

**	The former chairman of the Company, who left in October 2001, is not included in this table.

(1)	Titles are for both the Company and the Bank unless otherwise indicated.

(2)	The date given includes years during which the director served on the Board of USB Holdings, Inc., the predecessor to UCBH Holdings, Inc.

(3)	Each person effectively exercises sole (or shares with spouse or other immediate family member) voting or dispositive power as to shares reported herein (except as noted).

(4)	Represents options granted under the Amended UCBH Holdings, Inc. 1998 Stock Option Plan (the “Stock Option Plan”) which have vested or will vest within sixty-one days of the Record Date.

(5)	As of the Record Date, there were 19,470,743 shares of Common Stock outstanding.

(6)	Member of the Credit Policy and Investment Committee of which Dr. Godwin Wong is the Chairman.

(7)	Member of the Human Resources Committee of which Mr. Joseph S. Wu is the Chairman.

(8)	Member of the Audit and Examining Committee of which Mr. Ronald S. McMeekin is the Chairman.

(9)	Member of the Nominating Committee of which Ms. Li-Lin Ko is the Chairperson.

Nominees for Directors:

     Ms. Li-Lin Ko has held the position of Executive Vice President, Finance at Pacific Shore Funding in Lake Forest, California since January 1999. Previously, Ms. Ko was Chief Financial Officer at several financial institutions, including Plaza Home Mortgage Corporation. In a career spanning 27 years, she has gained strong experience in financial institutions ranging from high growth publicly held savings banks to high growth privately owned mortgage banks. Ms. Ko holds a Bachelor’s degree in Accounting from California State University, Fullerton, and obtained a professional designation of Certified Public Accountant. She was formerly with Arthur Young & Company (now Ernst & Young). Ms. Ko has served as a director of the Company and the Bank since January 2000.

     Mr. Ronald S. McMeekin was appointed as a director of the Company and the Bank in July 1998. With over 32 years of extensive domestic and overseas banking experience, he has served as Chief Executive Officer for the following banks: Bank of the Orient in San Francisco from 1990 to 1996, I.B.I. Asia in Hong Kong from 1988 to 1989, and Ocean Leila in Hong Kong from 1973 to 1976. Mr. McMeekin is a retired banker since 1996 and is currently a financial consultant.

     Mr. Joseph S. Wu has served as a partner with the law firm of Arter & Hadden, LLP since 1999 and currently chairs the firm’s West Coast Asian/Pacific Rim practice, supporting clients in investments and related activities between the United States and the Pacific Rim. Prior to joining Arter & Hadden in 1997, Mr. Wu was associated with the international law firm of Morgan, Lewis & Bockius, LLP, where he established his practice in handling commercial business matters for clients between the United States and Asia. Mr. Wu holds a Bachelor of Arts degree from the University of California at Irvine and a Juris Doctorate from the University of California at Los Angeles. On July 13, 2000, Mr. Wu was appointed to serve as a director of the Bank and the Company effective October 10, 2000.

Continuing Directors:

     Mr. Thomas S. Wu was appointed Chairman, President and Chief Executive Officer of the Company and the Bank on October 10, 2001. Prior to this appointment, he served as President and Chief Executive Officer of the Bank effective January 1, 1998. Prior to that appointment, Mr. Wu was the Executive Vice President and Director of the Bank as of September 25, 1997. Mr. Wu was elected President and Chief Executive Officer of the Company effective March 26, 1998, and as a director of the Company on April 17, 1998. Previously, Mr. Wu was the Director of Customer Care for Pacific Link Communications Limited in Hong Kong where he was responsible for formulating and implementing customer care, customer retention, and customer communications strategies. Mr. Wu served as a director of the Bank from 1995-1996 and was a Senior Vice President, Head of Retail Banking of the Bank from 1992-1996 when he directed the marketing, public relations, loan originations, branch administration and operations control functions. Mr. Wu also served the Bank as Vice President, Regional Manager, of its Southern California Retail Banking Division from 1991-1992.

     Mr. Jonathan H. Downing was appointed Executive Vice President, Chief Financial Officer and Treasurer of the Company and the Bank effective January 1, 2002. Prior to his appointment, he served as Senior Vice President and Chief Financial Officer of the Bank and of the Company since 1989. Mr. Downing has served as a director of the Bank since January 1991 and of the Company since November 1993. Mr. Downing joined the Bank in 1986 in conjunction with the acquisition of FPM Mortgage, of which Mr. Downing was a co-founder. Mr. Downing holds a Bachelor’s degree in Accounting from California State University, San Diego, and obtained a professional designation of Certified Public Accountant. He was formerly with Arthur Andersen & Co.

     Dr. Godwin Wong has been a director of the Bank since 1994 and of the Company since April 1998. Having been a professor at the Haas School of Business at the University of California at Berkeley for seventeen years, Dr. Wong has also lectured to business executives in twenty countries, notably in Zurich, Switzerland. Harvard trained, Dr. Wong has served on the boards of directors of several California banks and corporations.

Named Executive Officers Who Are Not Directors:

     Mr. Louis E. Barbarelli is the Senior Vice President and Chief Information Officer of the Company and the Bank effective February 1, 2002. Prior to this appointment, he served as Senior Vice President, Chief Information Officer and Director of Operations of the Company and the Bank effective January 1, 2000. Prior to that appointment, he served as Senior Vice President and Director of Operations and Systems of the Bank since August 1993 and served as a member of the Board of Directors from 1994 to 1998. Prior to 1993, he served for two years as a Senior Vice President and Chief Auditor of the Bank.

     Ms. Sylvia Loh is a Senior Vice President and Director of Commercial Banking of the Company and the Bank and joined the Bank as Vice President and Head of Commercial Banking in January 1996. From 1992 to 1996, Ms. Loh held the position of Vice President, Relationship Manager, Bank of America, International Trade Bank.

     Mr. William T. Goldrick has been Senior Vice President and Chief Credit Officer of the Bank since January 1997 and of the Company since April 1998. Previously, Mr. Goldrick was the Senior Vice President, Senior Credit Officer for America California Bank; Chief Lending Officer for National American Bank; First Vice President-Manager Loan Administration for MBANK; Vice President-Credit Policy and Vice President-Senior Credit Officer for Asia for Crocker National Bank. Mr. Goldrick has also held various international banking positions with Citibank. Mr. Goldrick received a B.A. in Economics from the University of California, Santa Barbara in 1957.

     No director, nominee, or executive officer of the Company or the Bank is related to any other director, nominee, or executive officer by blood, marriage or adoption.

Meetings and Committees

     The Board of Directors of the Company met five times (four regular meetings and one special meeting) during the year ended December 31, 2001, and had the following standing committees which met during the year as specified below: The Credit Policy and Investment Committee, the Human Resources Committee, the Nominating Committee and the Audit and Examining Committee. Each of the incumbent directors of the Company attended at least 75% of the total number of the Company’s Board meetings held and committee meetings for the committees on which such directors served during 2001. The members of the Company’s Board of Directors also serve on the Bank’s Board of Directors. The Bank’s Board of Directors has the same committees as the Company’s with the same members of the Company.

     Credit Policy and Investment Committee. The Credit Policy and Investment Committee of the Company and the Bank currently is composed of six members of the Board of Directors (Dr. Godwin Wong, Jonathan H. Downing, Ronald S. McMeekin, Joseph S. Wu and Thomas S. Wu and Li-Lin Ko). This Committee is responsible for approving credit policies, setting parameters for credit risks, monitoring the overall credit risk profile for the Company and the Bank and the allowance for loan losses. The Credit Policy and Investment Committee of the Company and of the Bank each met quarterly during 2001.

     Human Resources Committee. The Human Resources Committee of the Company and the Bank currently is composed of four outside directors (Joseph S. Wu, Ronald S. McMeekin, and Dr. Godwin Wong and Li-Lin Ko). This Committee reviews and recommends to the Board of Directors compensation for senior management of the Company and the Bank; the adoption, amendment and implementation of incentive compensation plans, stock option plans, and other benefit plans and programs as well as senior management succession plans for the Company and the Bank. In 2001, this committee met four times.

     Nominating Committee. The Nominating Committee of the Company and the Bank currently is composed of four outside directors (Li-Lin Ko, Ronald S. McMeekin, Dr. Godwin Wong and Joseph S. Wu). The Committee identifies, recruits, interviews, evaluates and nominates individuals for election as Directors of the Company. The Nominating Committee met once in 2001.

     Audit and Examining Committee. The Audit and Examining Committee of the Company and the Bank currently is composed of four outside directors (Ronald S. McMeekin, Dr. Godwin Wong, Joseph S. Wu and Li-Lin Ko) all of whom are independent of the Company and the Bank, as defined by the listing standards of The Nasdaq Stock Market. The Audit and Examining Committee of the Company was formed in May 1998. The Audit and Examining Committee of the Company and the Bank met quarterly during 2001. These committees are responsible for reporting to the Board on the general financial condition of the Company and the Bank and the results of the annual audit, and are responsible for ensuring that the Company’s and the Bank’s activities are conducted in accordance with applicable laws and regulations. These committees also monitored the Year 2001 compliance program of the Company and the Bank. In July 2001, the Boards of Directors of the Company and the Bank adopted a revised Audit and Examining Committee Charter for the Company and the Bank, a copy of which is attached as an appendix to this proxy statement.

Report of the Audit and Examining Committee

     The report of the Audit and Examining Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

     In accordance with its written charter adopted by the Board of Directors on July 12, 2001, the Audit and Examining Committee (the “Audit Committee”) assists the Board of Directors in fulfilling its responsibility for overseeing the quality and integrity of the accounting, auditing and financial reporting practices of the Company and the Bank and their systems of internal controls.

     In discharging its oversight responsibility as to the audit process, each year the Audit Committee obtains from its independent accountants a formal written statement describing all relationships between the accountants and the Company that might bear on the accountants’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discusses with the accountants any relationships that may impact their objectivity and independence, and satisfies itself as to the accountants’ independence.

     The Audit Committee reviews with the Company’s internal auditors and independent accountants the overall scope and plans for their respective audits and the results of internal audit examinations. The Audit Committee also discusses with management, the internal auditors and the independent accountants the quality and adequacy of the Company’s internal controls and the overall quality of the Company’s financial reporting process.

     On an annual basis, the Audit Committee discusses and reviews with its independent accountants communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and discusses and reviews the results of the independent accountants’ examination of the consolidated financial statements. In addition, the Audit Committee considers the compatibility of nonauditing services provided to the Company and the Bank with the accountants’ independence in performing their auditing functions.

     The Audit Committee reviewed and discussed interim financial information contained in each quarterly report and earnings announcement with management and independent accountants prior to public release as necessary. The Audit Committee reviewed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2001, with management and the independent accountants. Management has the responsibility for the preparation of the Company’s consolidated financial statements and the independent accountants have the responsibility for the audit of those statements.

     Based on the above mentioned reviews and discussions with management and the independent accountants, the Audit Committee recommends to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission. The Audit Committee also recommends the reappointment, subject to stockholder approval, of the independent accountants, and the Board of Directors concurs with such recommendation.

Dated: February 15, 2002

The Audit and Examining Committee

Ronald S. McMeekin	Godwin Wong	Li-Lin Ko	Joseph S. Wu
Chairman

Independent Accountant Fees

     The following table sets forth the aggregate fees billed to the Company and the Bank for professional services rendered by the Independent Accountants for the year ended December 31, 2001:

Audit Fees	$220,080
Financial Information Systems Design and Implementation Fees	—
All Other Fees	$582,961

     As set forth in the foregoing table, the Company obtains services from its accountants in addition to the annual financial statement audits. These services principally include tax services and internal audit services, performed in compliance with the provisions of SEC rulemaking “Audit Committee Disclosures” dated December 22, 2000. As before, the Company will review this arrangement in terms of audit independence, and may make changes to ensure the continued quality and independence of its financial statement audits.

Directors’ Compensation

     Directors’ Fees. All outside directors of the Company and the Bank received an annual retainer of $30,000, while Sau-wing Lam, the former Chairman of the Board of the Company, who left the Company in October 2001, received an annual retainer of $108,330 for 2001. No committee meeting fees are paid by the Company or the Bank. Ronald S. McMeekin, Dr. Godwin Wong, Joseph S. Wu and Li-Lin Ko each received additional directors’ fees of $30,000 for 2001. On October 10, 2001, Thomas S. Wu was appointed Chairman of the Company and the Bank. Mr. Wu held the titles of President and Chief Executive Officer prior to October 2001. Thomas S. Wu does not receive any additional compensation for serving as Chairman of the Company and the Bank, and Jonathan H. Downing does not receive any additional compensation for serving as a director of the Company and the Bank.

     Option Plan. The Company has adopted the Stock Option Plan (approved by the stockholders on July 30, 1998 and amended as of April 29, 1999, and April 26, 2001), under which all directors who are not also employees of the Company are eligible to receive options to purchase common stock. Under the Stock Option Plan in 2001, Thomas S. Wu was granted incentive stock options to purchase 8,126 shares of common stock and non-statutory stock options to purchase 391,874 shares of common stock, at an exercise price of $24.61, each of which was the fair market price on the date of the grant. Jonathan H. Downing was granted incentive stock options to purchase 9,141 shares of common stock and non-statutory stock options to purchase 110,859 shares of common stock, at an exercise price of $24.61, each of which was the fair market price on the date of the grant. The options vest in three equal annual installments commencing on April 26, 2002, for Thomas S. Wu and Jonathan H. Downing.

Compensation Committee Interlocks and Insider Participation

     The Human Resources Committee is made up of four directors, Joseph S. Wu, Li-Lin Ko, Ronald S. McMeekin and Godwin Wong.

Executive Compensation

     The report of the Human Resource Committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

     Human Resources Committee Report on Executive Compensation. Under rules established by the Securities and Exchange Commission (“SEC”), the Company is required to provide certain data and information with regard to the compensation and benefits provided to the Company’s Chief Executive Officer and other executive officers of the Company for the year ended December 31, 2001. The following discussion addresses compensation information relating to the Chief Executive Officer and the executive officers of the Bank and the Company for 2001 and sets forth the report of the Human Resources Committee of the Bank and of the Company (collectively the “HR Committee”). The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals.

     The following policies and procedures were utilized to determine executive compensation levels for 2001:

     Compensation Policies and Procedures. The compensation policy of the Company and Bank is designed to attract and retain highly qualified personnel and to provide meaningful incentives for measurable performance. The HR Committee reviews and recommends to the Board of Directors compensation for executive officers of the Company and Bank, the adoption, amendment and implementation of incentive compensation plans, stock option plans, and other benefit plans and programs for the Company and Bank.

     The HR Committee annually reviews and evaluates base salary and annual bonuses for all executive officers, and in conducting such reviews places primary consideration upon the recommendations by the President and Chief Executive Officer, along with the rationale for such recommendations, with the exception of the compensation review of the Chief Executive Officer. The President and Chief Executive Officer does not participate in the HR Committee’s decision as to his compensation package. In establishing individual compensation levels, the HR Committee considers the Company’s and Bank’s overall objectives and performance, peer group comparisons and individual performance.

     The HR Committee adopted the following goals in establishing executive compensation: (1) attracting, retaining and rewarding highly qualified and productive persons; (2) relating compensation to both the Bank and the Company and individual performance; and (3) establishing compensation levels that are internally equitable and externally competitive.

     The HR Committee generally utilizes internal and/or external surveys of compensation paid to executive officers performing similar duties for depository institutions and their holding companies with particular focus on the level of compensation paid by comparable institutions in the San Francisco Bay Area and the Los Angeles Metropolitan Area. In this regard, the HR Committee utilized internal surveys with respect to its executive officers and attempted to make compensation levels commensurate with levels paid to officers of such similarly situated publicly traded financial institutions.

     Although the HR Committee’s recommendations are discretionary and no specific formula is used for decision making, salary increases are aimed at reflecting the overall performance of the Company and Bank and the performance of the individual executive officer.

     Merit Increase. Merit increases are designed to encourage management to perform at consistently high levels. Salaries for executives are reviewed by the HR Committee on an annual basis and may be increased at that time based on the HR Committee’s agreement that the individual’s overall contribution to the Company merits recognition. The salary adjustments reflected in the summary Compensation Table were also affected in the case of executive officers other than the Chief Executive Officer, by the evaluation of individual contributions to the Company as provided to the HR Committee by the Chief Executive Officer.

     Bonus. Bonuses for executives are intended to be used as an incentive to encourage management to perform at a high level or to recognize a particular contribution by an employee or exceptional company performance.

     For 2001, the Company and Bank did not maintain a cash bonus plan and all bonuses paid were discretionary and determined by an initial recommendation of the Chief Executive Officer and reviewed and evaluated by the HR Committee. In determining the amount of the bonuses, the HR Committee primarily considered the profitability of the Company and Bank and the entire compensation package of the executive officers. In 2001, the Bank accrued a portion of its net operating income for the purpose of paying discretionary bonuses recommended by the HR Committee and approved by the Board of Directors. For 2001, the HR Committee specifically considered the Bank’s level of funds available for the payment of bonuses, the base salary increase of each executive officer and corporate events during 2001 which required additional effort by the executive officers of the Company and Bank.

     Stock Options. The HR Committee believes that stock ownership by management is beneficial in aligning management and stockholders’ interests with respect to enhancing stockholder value. Stock options are also important in continuing to attract, retain, and motivate qualified employees and also provide them with a proprietary interest in the Company as an incentive to contribute to the success of the Company, promote the attention of management to other stockholders’ concerns and reward employees for outstanding performance. Pursuant to the Stock

Option Plan, awards for the named executive officers were made as set forth in the Summary Compensation Table and the table contained in the Option Grants During Year Ended December 31, 2001 section.

     Chief Executive Officer. In evaluating the compensation of Mr. Thomas S. Wu, the HR Committee addressed Mr. Wu’s leadership skills, achievements and the performance of the Bank in 2001. Under his guidance, the Bank again achieved record earnings while maintaining excellent credit quality as measured by the low ratio of nonperforming loans to total loans and accelerating growth in core deposits. Notwithstanding a difficult economy, shareholder value continued to improve as evidenced by the appreciation of the stock.

The Human Resources Committee

Joseph S. Wu	Li-Lin Ko	Ronald S. McMeekin	Godwin Wong
Chairman

Summary Compensation Table

     The following shows, for the years ended December 31, 2001, 2000 and 1999, the cash compensation paid by the Company and the Bank as well as certain other compensation paid for those years, to the Chief Executive Officer and the other four most highly compensated executive officers at the Company (the “Named Executive Officers”).

	Annual Compensation				Long-Term Compensation

					Awards			Payouts

						Securities
Name and Principal				Other Annual	Restricted Stock	Underlying			All Other
Position	Year	Salary	Bonus(1)	Compensation (2)	Awards	Options/SARs		LTIP Payouts	Compensation

Thomas S. Wu (6)	2001	$400,000	$550,000			400,000	(3)		$7,586.00
Chairman, President	2000	300,000	400,000	—	—	—		—	—
and Chief Executive	1999	275,004	300,000	—	—	210,000	(5)	—	—
Officer
Jonathan H. Downing	2001	$200,004	$200,000			120,000	(3)		648.00
Executive Vice	2000	187,248	150,000	—	—	—		—	—
President, Chief Financial	1999	174,996	115,000	—	—	30,000	(5)	—	—
Officer, Treasurer
and Director
Louis E. Barbarelli	2001	$171,072	$100,000			70,000	(3)		554.00
Senior Vice	2000	158,400	100,000	—	—	6,000	(4)	—	—
President and Chief	1999	144,000	75,000	—	—	6,000	(5)	—	—
Information Officer
Sylvia Loh	2001	$165,996	$135,000			75,000	(3)		538.00
Senior Vice	2000	156,600	85,000	—	—	—		—	—
President and	1999	144,996	70,000	—	—	10,000	(5)	—	—
Director of
Commercial Banking
William T. Goldrick	2001	$128,796	$100,000			60,000	(3)		417.00
Senior Vice	2000	114,996	80,000	—	—	4,000	(4)	—	—
President and Chief	1999	99,996	60,000	—	—	6,000	(5)	—	—
Credit Officer

(1)	The referenced bonus represents a performance bonus for the years ended December 31, 2001, 2000 and 1999.

(2)	For 2001, 2000 and 1999, there were no perquisites with an aggregate value over the lesser of $50,000 or 10% of the individual’s total salary and bonus for the year or other compensation that would otherwise require disclosure in this column.

(3)	The stock option grants in 2001 for the Named Executive Officers provide that 1/3 of the total options granted vest annually over three (3) years commencing on April 26, 2002 at an exercise price of $24.61 per share.

(4)	The stock option grants in 2000 for the Named Executive Officers provide that 1/3 of the total options granted vest annually over three (3) years commencing on January 12, 2001 at an exercise price of $10.00 per share.

(5)	The stock option grants in 1999 for the Named Executive Officers provide that 1/3 of the total options granted vest annually over three (3) years commencing on April 29, 2000 at an exercise price of $7.50 per share.

(6)	Mr. Thomas S. Wu re-joined the Bank on September 23, 1997, after spending one year with Pacific Link Communications Limited, a former overseas affiliate. Mr. T. Wu was named President and Chief Executive Officer of the Bank effective January 1, 1998 and was elected President and Chief Executive Officer of the Company effective March 26, 1998 and as a Director of the Company on April 17, 1998. On October 10, 2001, Mr. T. Wu was appointed Chairman, President and Chief Executive Officer of the Company and the Bank.

Employment and Change in Control Agreements

     The Bank and the Company have entered into employment agreements with Thomas S. Wu, Chairman, President and Chief Executive Officer of the Company and the Bank (the “Executive”). These employment agreements are intended to ensure that the Bank and the Company will be able to maintain a stable and competent management base. The continued success of the Bank and the Company depends to a significant degree on the skills and competence of the Executive.

     The employment agreements provide for a three-year term. The Bank employment agreement provides that, commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of Directors will review the agreement and the Executive’s performance for purposes of determining whether to extend the agreement for an additional year so that the remaining term shall be three years, unless written notice of non-renewal is given by the Board of Directors after conducting a performance evaluation of the Executive. The term of the Company employment agreement shall be extended on a daily basis unless written notice of non-renewal is given by the Board of Directors after conducting a performance evaluation of the Executive. The agreements provide that the Executive’s base salary will be reviewed annually. In addition to the base salary, the agreements provide for, among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel. The agreements provide for termination by the Bank or the Company for cause as would be defined in the agreements, at any time. In the event the Bank or the Company chooses to terminate the Executive’s employment for any reasons other than for cause, or in the event of the Executive’s resignation from the Bank and the Company upon: (i) failure to re-elect the Executive to Executive’s current offices; (ii) a material change in the Executive’s functions, duties or responsibilities; (iii) a relocation of the Executive’s principal place of employment by more than 25 miles; (iv) liquidation or dissolution of the Bank or the Company; or (v) a breach of the agreement by the Bank or the Company; the Executive or, in the event of death, the Executive’s beneficiary, would be entitled to receive an amount equal to the remaining base salary payments due to the Executive and the contributions that would have been made on the Executive’s behalf to any employee benefit plans of the Bank or the Company during the remaining term of the agreement. The Bank and the Company would also continue and pay for the Executive’s life, health and disability insurance coverage for the remaining term of the agreement.

     Under the agreements, if voluntary or involuntary termination follows a change in control of the Bank or the Company as defined in the employment agreements, it is expected that, the Executive, or, in the event of the Executive’s death, his beneficiary, would be entitled to a severance payment equal to the greater of: (i) the payments due for the remaining terms of the agreement; or (ii) three times the highest annual compensation paid for the three preceding years. It is expected that the Bank and the Company would also continue the Executive’s life, health and disability insurance coverage for 36 months.

     The Bank and the Company have entered into three-year termination and change in control agreements (“CIC Agreements”) with certain other executive officers (the “Officers”) of the Company and the Bank. The CIC Agreements provide that commencing on the first anniversary date and continuing on each anniversary thereafter, the Bank’s CIC Agreements may be renewed by the Board of Directors for an additional year. The Company’s CIC Agreements are similar to the Bank’s CIC Agreements except that the term of the Company’s CIC Agreements shall be extended on a daily basis. The CIC Agreements provide that in the event voluntary or involuntary termination follows a change in control of the Bank or the Company, the Officer would be entitled to receive a severance payment equal to three times the Officer’s highest annual compensation for the three years preceding the change in control. The Bank would also continue, and pay for, the Officer’s life, health and disability insurance coverage for the remaining term of the agreements. Payments to the Officer under the Bank’s CIC Agreements are guaranteed by the Company in the event that payments of benefits are not paid by the Bank. The CIC Agreements also provide that if an Officer is terminated during the existence of the CIC Agreement for any reason other than resignation, cause (as defined in the CIC Agreements), death or permanent disability, but prior to any change in control of the Company or the Bank, the Officer shall be paid a severance payment equal to the highest annual compensation paid to such Officer for the three preceding years.

     In the event of a change in control, total payments to the Executive and the Officers under the employment agreements and the CIC Agreements, based solely on current base salary, would be $4.63 million.

Option Grants During Year Ended December 31, 2001

     The following table sets forth the number of shares for which options under the Stock Option Plan were granted in 2001 to the Named Executive Officers, the percent of the total options granted to employees in 2001 such options represented, the exercise price, expiration date and potential realizable value of such options assuming an annual appreciation of the Company’s Common Stock of five percent and ten percent, respectively.

					Potential Realizable
					Value at Assumed Annual
Individual Grants					Rates of Stock Price
					Appreciation for option
	Securities	% of Total Options			term (1)
	Underlying Options	Granted to	Exercise or Base	Expiration
Name	Granted (2)	Employees in 2001 (3)	Price ($/Share) (4)	Date	5%	10%

Thomas S. Wu	400,000	24.49%	$24.61	4/26/11	$16,036,000	$25,532,000
Jonathan H. Downing	120,000	7.3%	$24.61	4/26/11	$4,810,800	$7,659,600
Sylvia Loh	75,000	4.6%	$24.61	4/26/11	$3,006,750	$4,787,250
Louis E. Barbarelli	70,000	4.3%	$24.61	4/26/11	$2,806,300	$4,468,100
William T. Goldrick	60,000	3.7%	$24.61	4/26/11	$2,405,400	$3,829,800

(1)	In accordance with SEC rules, these columns show gains that might exist for the respective options, assuming the market price of the Company’s Common Stock appreciates from the date of grant over a period of ten years at the annualized rates of five and ten percent, respectively. If the stock price does not increase above the exercise price at the time of exercise, realized value to the named executives from these options will be zero.

(2)	These options are exercisable in three equal installments commencing on the anniversary date of the grant.

(3)	Does not include 226,817 options which were forfeited in 2001.

(4)	Under the Stock Option Plan, the option exercise price can be no lower than fair market value at the date of the grant. For the Named Executive Officers, all of these options were granted on April 26, 2001 at an exercise price of $24.61 per share. On that date, the closing price of a share of Common Stock was $24.61.

     The following table provides certain information with respect to the number of shares of Common Stock represented by outstanding options held by the Named Executive Officers as of December 31, 2001. Also reported are the values for “in-the-money” options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Common Stock.

Aggregate Year-End Option/SAR Exercises and Values

			Number of Securities		Unexercised
			Underlying Unexercised		In the Money
	Shares		Options/SARs at		Options/SARs at
	Acquired		Fiscal Year-End(#)(1)		Fiscal Year-End($)(2)(3)
	On	Value
Name	Exercised (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Thomas S. Wu	200,000	4,834,150	130,000	470,000	$2,722,200	$2,997,800
Jonathan H. Downing	80,000	1,854,400	70,000	130,000	1,465,800	669,000
Sylvia Loh	0	0	116,668	78,332	2,443,028	357,022
Louis E. Barbarelli	39,996	800,423	26,004	76,000	539,574	383,740
William T. Goldrick	45,330	1,046,054	4	64,666	84	286,621

(1)	The options in this table have an exercise price ranging from $7.50 to $24.61.

(2)	The price of the Common Stock on December 31, 2001 was $28.44.

(3)	Based on the market value of the underlying Common Stock at fiscal year-end, minus the exercise price.

401(k) Plan

     The Bank maintains a 401(k) Plan, a tax-qualified retirement plan under Section 401(k) of the Code. The 401(k) Plan provides participants with retirement benefits and may also provide benefits upon death, disability or termination of employment with the Bank. Salaried, hourly and commission-paid employees are eligible to participate in the 401(k) Plan following the completion of three (3) months of employment and must be at least twenty-one (21) years of age. Participants may make elective salary reduction contributions to the 401(k) Plan up to the lesser of 15% of the participant’s compensation (as defined in the 401(k) Plan) or the legally permissible limit (currently $11,000) imposed by the Code. The Bank makes a matching employer contribution for employees which is equal to an amount of up to 50% of the employee contribution up to a maximum contribution of $2,000 per year. The matching contribution vests over a period of five (5) years. The 401(k) Plan permits participants to direct the investment of their 401(k) Plan account into various investment alternatives. Enrollment in the 401(k) Plan is limited to the beginning of a calendar quarter.

Executive Deferred Compensation Plan

     The Bank maintains an Executive Deferred Compensation Plan for the purpose of providing supplemental retirement benefits to a select group of executives and highly compensated employees in consideration of prior services rendered and as an inducement for their continued services in the future. The Plan is intended to be a top-hat plan, exempt from the participation, vesting, funding, and fiduciary requirements of Title I of ERISA, pursuant to ERISA §§201(2), 301(a)(3) and 401(a)(1). Notwithstanding the existence of a trust, (i) Participants have the status of general unsecured creditors of the Bank, (ii) the Plan constitutes a mere promise by the Bank to pay benefits in the future, and (iii) it is the intention of the parties that the arrangements be unfunded for tax purposes and for purposes of Title I of ERISA. The interest rate to be paid on the deferred amount shall not be less than the prime rate published in the “Wall Street Journal” as of December 31 of the preceding year.

Section 16 Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company’s officers (as defined in regulations promulgated by the SEC thereunder) and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of copies of all reports of ownership furnished to the Company, or written representations that no forms were necessary, the Company believes that during the last year it complied with all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners with the exception of Deanne Miller and Gloria Roberts, each of whom, due to an oversight, did not report one transaction on a Form 4 on a timely basis. The appropriate form was subsequently filed.

Stock Performance Graph

     The following graph shows a comparison of stockholder return on the Company’s Common Stock based on the market price of Common Stock assuming the reinvestment of dividends, with the cumulative total returns for the companies on the Nasdaq Stock Market (U.S.) Index and the Nasdaq Bank Stocks Index. The data used to prepare the graph were prepared by the Center for Research in Security Prices (“CRSP”) at the University of Chicago Graduate School of Business. The graph was derived from a limited period of time, and, as a result, may not be indicative of possible future performance of the Company’s Common Stock.

UCBH Holdings, Inc.
Stock Price Performance
November 5, 1998 - December 31, 2001

Summary

Index	Period Ending

	11/1998	12/1998	12/1999	12/2000	12/2001

UCBH Holdings, Inc.	100.0	93.4	144.9	330.9	405.9
Nasdaq Stock Market (US Companies)	100.0	120.0	222.9	134.1	106.4
Nasdaq Bank Stocks	100.0	101.2	97.2	110.9	120.1
SIC 6020-6029, 6710-6719 US & Foreign

     Notes:

A.	The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B.	The indices are reweighted daily, using the market capitalization on the previous trading day.

C.	If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding day is used.

D.	The index level for all series was set to $100 on 11/05/1998.

PROPOSAL 2.
RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Company’s independent accountants for the year ended December 31, 2001 were PricewaterhouseCoopers LLP. The Company’s Board of Directors has reappointed PricewaterhouseCoopers LLP to continue as independent accountants for the Company for the year ending December 31, 2002, subject to ratification of such appointment by the stockholders.

     Representatives of PricewaterhouseCoopers LLP will be present at the Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Meeting.

     Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as the independent accountants of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY.

ADDITIONAL INFORMATION

Stockholder Proposals

     To be considered for inclusion in the Company’s proxy statement and form of proxy relating to the 2003 Annual Meeting of Stockholders, a stockholder proposal must be received by the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders not later than January 24, 2003. Any such proposal will be subject to 17 C.F.R. § 240.14a-8 of the Rules and Regulations under the Exchange Act.

Notice of Business to be Conducted at an Annual Meeting

     The Bylaws of the Company provide an advance notice procedure for a stockholder to properly bring business before an annual meeting. The stockholder must give written advance notice to the Secretary of the Company which is received not less than ninety (90) days before the date originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the date on which the Company’s notice to stockholders of the annual meeting date was mailed or such public disclosure was made. In the case of this Meeting, notice by the stockholder must be received before the close of business on March 21, 2002. The advance notice by stockholders must include the stockholder’s name and address, as they appear on the Company’s record of stockholders, a brief description of the proposed business, the reason for conducting such business at the Meeting, the class and number of shares of the Company’s capital stock that are beneficially owned by such stockholder and any material interest of such stockholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided as set forth in the Company’s Bylaws.

Other Matters Which May Properly Come Before the Meeting

     The Board of Directors knows of no business which will be presented for consideration at the Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

     Whether or not you intend to be present at the Meeting, you are urged to return your proxy card promptly. If you are then present at the Meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the Meeting. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your recordholder to vote personally at the Meeting.

     A copy of the Form 10-K (without exhibits) for the year ended December 31, 2001 as filed with the Securities and Exchange Commission will be furnished without charge to beneficial owners of the Company’s Common Stock upon written request to Eileen Romero, Corporate Secretary, UCBH Holdings, Inc., 711 Van Ness Avenue, San Francisco, California 94102.

By Order of the Board of Directors,

/s/ Eileen Romero

Eileen Romero Corporate Secretary

San Francisco, California
March 11, 2002

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE
REQUESTED TO COMPLETE, DATE, SIGN AND PROMPTLY
RETURN THE ACCOMPANYING PROXY CARD IN THE
ENCLOSED POSTAGE-PAID ENVELOPE.

APPENDIX A

UCBH HOLDINGS, INC.
UNITED COMMERCIAL BANK
AUDIT AND EXAMINING COMMITTEE CHARTER

MISSION STATEMENT

The Audit & Examining Committee will assist the board of directors in fulfilling its statutory and fiduciary oversight responsibilities. The Audit & Examining Committee will review the financial reporting process, the system of internal control, the audit process, and the institution’s process for monitoring compliance with laws and regulations and with the code of conduct. In performing its duties, the Committee will maintain effective working relationships with the board of directors, management, regulators, and the internal and external auditors. To effectively perform his or her role, each Committee member will obtain an understanding of the detailed responsibilities of Committee membership as well as the institution’s business, operations, and risks.

ORGANIZATION

Committee Size

•	The size of Audit & Examining Committee shall be determined at the discretion of the board of directors but will have a minimum of three members.

Membership Qualifications

•	The Audit & Examining Committee shall be comprised of members representing a balance of views, knowledge and experience, and other attributes as determined by the board of directors;

•	Additionally, in accordance with 12 CFR 363.5 and related Guidelines and Interpretations;

•	Each member shall be able to read and understand fundamental financial statements. A minimum of two members of the Audit & Examining Committee shall have accounting or related financial management expertise with current or past employment experience in the finance or accounting field, or other comparable experience or background; and

•	The Audit & Examining Committee shall not include any members who are also “large customers” of the institution.

Independence of Members

•	Members of the Committee shall be composed solely of “independent directors,” as defined in 12 CFR 363.5, and Appendix to Part 363 – Guidelines and Interpretations; and by the SEC and NASDAQ.

Frequency of Meetings

•	The Audit & Examining Committee shall meet on a quarterly basis during the calendar year or at the discretion of the Committee.

Appointment of Chairperson and Directors

•	The Audit & Examining Committee chairperson and directors shall be appointed by the board of the directors, and shall serve a term of one year or as determined by the board of directors. The process by which vacancies on the Committee are filled, and the process by which members are removed from the Committee will be determined by the Board of Directors.

ROLES AND RESPONSIBILITIES

Internal Control

•	Evaluate whether management is setting the appropriate tone at the top by communicating the importance of internal control and ensuring that all individuals possess an understanding of their roles and responsibilities;

•	Review with the internal and external auditors and management the adequacy and effectiveness of internal controls, including computerized information systems;

•	Review significant audit findings and/or internal control recommendations made by internal and external auditors;

•	Ensure that internal and external auditors keep the Audit & Examining Committee informed about fraud, illegal acts, deficiencies in internal control, and certain other matters.

Financial Reporting

General

•	Review significant accounting and reporting issues and understand their impact on the financial statements; and

•	Review significant risks and exposures with management and the internal and external auditors, and review the plans to minimize such risks.

Annual Financial Statements

•	Meet and discuss with management and the external auditors the financial statements and the results of the audit to the extent necessary;

•	Ensure that the external auditors communicate certain required matters to the Committee; and

•	In accordance with 12 CFR 363.5, review with management and the external auditors the basis for the report and attestation report prepared in accordance with the Federal Deposit Insurance Corporation Improvement Act.

Interim Financial Statements

•	Review and discuss with management and the external auditors the interim financial statements, the results of the external auditors’ pre-issuance review of quarterly financial information, and information reported to the public as required by Statement of Auditing Standards (SAS) 61;

•	Ensure that the external auditors communicate certain required matters to the Committee.

Compliance with Laws and Regulations

•	Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management’ investigation and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities;

•	Periodically obtain updates from management and general counsel regarding compliance;

•	Be satisfied that all regulatory compliance matters have been considered in the preparation of the financial statements; and

•	Review the findings of any examinations by regulatory agencies such as the Federal Deposit Insurance Corporation, California Department of Financial Institutions, and the Securities and Exchange Commission.

Compliance with Code of Conduct

•	Ensure that a code of conduct is formalized in writing and that all employees are aware of it;

•	Evaluate whether management is setting the appropriate tone at the top by communicating the importance of the code of conduct and the guidelines for acceptable business practices;

•	Review the program for monitoring compliance with the code of conduct; and obtain an update at least annually from management regarding compliance.

Internal Audit

•	Provide oversight over the internal audit function. This oversight may include organizational structure and ongoing qualifications of the internal audit function; selection, performance evaluation, compensation, and retention of the Manager of Internal Audit; and overall effectiveness of the internal audit function.

External Audit

•	Provide oversight over the external audit process. This oversight includes external auditors’ proposed audit scope and approach, evaluation and annual reappointment recommendation to the board of directors and annual review of external auditors’ independence.

•	External auditor is accountable to the Committee and the board of directors, which has the authority to select, evaluate and replace the external auditor as appropriate.

Other Responsibilities

•	In carrying out their responsibilities, the Audit & Examining Committee believes that its policies and procedures should be flexible to properly respond to changing conditions;

•	The Committee may request the manager of internal audit to prepare annual calendar as a guide to facilitate planning of the matters that will consider at Committee meetings throughout the year;

•	Perform other oversight functions as requested by the full board;

•	Review the charter on an annual basis and/or update it as necessary; receive approval of changes from the board; and

•	Provide the report required to be included in the annual proxy statement by the rules of the Securities and Exchange Commission.

Reporting Responsibilities

•	Regularly update the board of directors about Committee activities and appropriate recommendations.

RESOURCES AND ASSISTANCE

•	The Audit & Examining Committee shall have authority to retain its own outside counsel without obtaining the approval of the institution’s board of directors or management;

•	The President of the Bank and Secretary of the Committee shall provide or arrange to provide such other information, data and services as the Committee may request. The Committee shall conduct such interviews or discussions as it deems appropriate with personnel of the institution, and others whose views the Committee would deem appropriate.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
REVOCABLE PROXY
UCBH HOLDINGS, INC.
ANNUAL MEETING OF STOCKHOLDERS
April 25, 2002
10:00 a.m. Pacific Time

     The undersigned hereby appoints the official proxy committee of the Board of Directors of UCBH Holdings, Inc. (the “Company”), or any member thereof, each with full power of substitution, to act as proxies for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held on April 25, 2002 at 10:00 a.m. Pacific Time, at the Holiday Inn, San Francisco Financial District, 750 Kearny Street, Coit Tower Rooms III and IV, San Francisco, California, and at any and all adjournments thereof (the “Annual Meeting”), as indicated on the reverse side.

     This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR each of the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the Annual Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

(CONTINUED AND TO BE SIGNED AND DATED ON THE OTHER SIDE)

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED NOMINEES AND “FOR” EACH OF THE PROPOSALS.	Please mark your votes as indicated in this example.	[X]

1.	The election of the following directors (except as marked to the contrary below).	2.	The ratification of PricewaterhouseCoopers LLP as the Company’s independent accountants for 2002.	FOR	AGAINST	ABSTAIN
				[ ]	[ ]	[ ]

FOR all nominees listed below (except as marked to the contrary) [ ]	WITHHOLD AUTHORITY to vote for all nominees listed below [ ]

01 Li-Lin Ko, 02 Ronald S. McMeekin, 03 Joseph S. Wu (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the number of that nominee on the line below.)	The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders dated March 11, 2002, the Proxy Statement dated March 11, 2002 relating to this meeting, and the 2001 Annual Report to Stockholders.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.
Dated

SIGNATURE OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

FOLD AND DETACH HERE